Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-58300 and 333-86935 of Kemper Corporation on Form S-8 of our report dated June 25, 2024, relating to the financial statements and financial statement schedule of the Kemper Corporation 401(k) Retirement Plan (the “Plan”) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 25, 2024